EXHIBIT 22.1

                            LIST OF SUBSIDIARIES

                            PERCENTAGE OWNED BY
                           RESOURCE AMERICA, INC.,              STATE OF
CORPORATE NAME           OR WHOLLY OWNED SUBSIDIARY        INCORPORATION

Resource Programs, Inc.             100%                       Delaware
St. Julien III Corp.                100%                     Pennsylvania
Resource Ventures, Inc.             100%                     Pennsylvania
Resource Properties, Inc.           100%                       Delaware
Resource Properties II, Inc.        100%                       Delaware
Resource Properties III, Inc.       100%                       Delaware
Resource Properties IV, Inc.        100%                       Delaware
Resource Properties V, Inc.         100%                       Delaware
Resource Properties VI, Inc.        100%                       Delaware
Resource Properties VII, Inc.       100%                       Delaware
Resource Properties VIII, Inc.      100%                       Delaware
Resource Properties IX, Inc.        100%                       Delaware
Resource Properties X, Inc.         100%                       Delaware
Resource Properties XI, Inc.        100%                       Delaware
Resource Properties XII, Inc.       100%                       Delaware
Resource Properties XIII, Inc.      100%                       Delaware
Resource Properties XIV, Inc.       100%                       Delaware
Resource Properties XV, Inc.        100%                       Delaware
Resource Properties XVI, Inc.       100%                       Delaware
Resource Energy, Inc.               100%                       Delaware
Resource Well Services, Inc.        100%                       Delaware
Resource GP, Inc.                   100%                       Delaware
RAI Financial, Inc.                 100%                       Delaware
Resource Investments, Inc.          100%                       Delaware
Resource Leasing, Inc.              100%                       Delaware
Fidelity Leasing Corp.              100%                       Delaware